Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

April 17, 2013	For more information:
Linda L. Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC.’s REQUEST FOR CONTINUED LISTING GRANTED BY NASDAQ PANEL

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) today announced that, on April 15, 2013, the NASDAQ Listing Qualifications Panel informed the Company that its request for continued listing on The NASDAQ Stock Market until August 1, 2013 was granted. On or prior to August 1, 2013, the Company must regain compliance with all applicable requirements for continued listing on The NASDAQ Stock Market including completion of the previously announced restatement of its historical financial statements and filing with the Securities and Exchange Commission of all outstanding annual and periodic reports. The Company believes that it will be current with its SEC reports earlier than the August 1st date.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com.